SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
     14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        GREEN MOUNTAIN POWER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                        GREEN MOUNTAIN POWER CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)14) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          N/A
     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          N/A
     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          N/A
     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
          N/A
     ---------------------------------------------------------------------------
     (5)  Total fee paid: N/A
     ---------------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.
     ---------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
          N/A
     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          N/A
     ---------------------------------------------------------------------------
     (3)  Filing Party:
          N/A
     ---------------------------------------------------------------------------
     (4)  Date Filed:
          N/A
     ---------------------------------------------------------------------------

                                [GRAPHIC OMITTED]


                                 163 ACORN LANE
                            COLCHESTER, VERMONT 05446

                                                                 April 15, 1999

To Our Shareholders:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders. The meeting will be held on Thursday, May 20, 1999, at the Sheraton Burlington Hotel and Conference Center, 870 Williston Road, South Burlington, Vermont 05403. For your convenience a map showing the meeting place is included on the back page of the proxy statement. As the meeting will begin promptly at 10:00 a.m., please plan to arrive earlier.

     The formal notice of the meeting follows on the next page. No admission ticket will be required for attendance at the meeting, but if you plan to attend the meeting, please complete and return the enclosed card.

     Directors and Officers are expected to be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and will consider the matters explained in the notice and proxy statement that follow.

     Please vote, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

     PLEASE NOTE THAT THE MEETING SITE HAS CHANGED. THE MEETING WILL BE HELD AT THE SHERATON BURLINGTON HOTEL AND CONFERENCE CENTER, 870 WILLISTON ROAD, SOUTH BURLINGTON, VERMONT.

   Thank you for your continued interest in Green Mountain Power.

                                          Sincerely,

                                          CHRISTOPHER L. DUTTON
                                          President and
                                          Chief Executive Officer

                                  [GRAPHIC OMITTED]



                                    163 ACORN LANE
                              COLCHESTER, VERMONT 05446

                                                                 April 15, 1999


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
Green Mountain Power Corporation:

     We will hold the Annual Meeting of Shareholders of Green Mountain Power Corporation, a Vermont corporation, at the Sheraton Burlington Hotel and Conference Center, 870 Williston Road, South Burlington, Vermont, 05403, on Thursday, May 20, 1999, at 10:00 a.m., Eastern Daylight Savings Time. The meeting's purposes are to:

     1.   Elect four Directors; and

     2. Consider any other matters which may properly come before the meeting and any adjournments thereof.

     Only shareholders of record of common stock at the close of business on March 26, 1999 are entitled to receive notice of and to vote at the meeting. A list of the shareholders entitled to vote will be available at the meeting for examination by any shareholder for any purpose germane to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive office, 163 Acorn Lane, Colchester, Vermont 05446.

     To assure your representation at the meeting, please vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors.

                                            DONNA S. LAFFAN
                                               Secretary

================================================================================

                        PLEASE VOTE -- YOUR VOTE IS IMPORTANT

================================================================================

                                 PROXY STATEMENT

                        GREEN MOUNTAIN POWER CORPORATION
                                 163 ACORN LANE
                            COLCHESTER, VERMONT 05446

                               ------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

                               ------------------

                                                                 APRIL 15, 1999


                             PROXY AND SOLICITATION

     The accompanying proxy is solicited on behalf of the Board of Directors of Green Mountain Power Corporation (the "Company" or "GMP") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 20, 1999, and at any and all adjournments thereof. This proxy statement and the accompanying form of proxy are being sent to the shareholders on or about April 15, 1999.

     The cost of soliciting proxies by the Board of Directors will be borne by the Company, including the charges and expenses of brokers and others for sending proxy materials to beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, by facsimile, by telegraph, or by certain of the Company's employees, without compensation therefor. The Company has retained Morrow & Co. to assist in the solicitation of proxies at an estimated cost of $5,000, plus reimbursement of reasonable out-of-pocket expenses.

     Shareholders who execute proxies retain the right to revoke them by notifying the Corporate Secretary by mail at the above address or in person at the Annual Meeting before they are voted. A proxy in the accompanying form, when it is returned properly executed, will be voted at the Annual Meeting in accordance with the instructions given, and if no instructions are given, the proxy will be voted in accordance with the recommendation of the Board of Directors.


                       STOCK OUTSTANDING AND VOTING RIGHTS

     On March 26, 1999, the record date for the Annual Meeting, the Company had 5,315,211 outstanding shares of Common Stock, which is the only class of stock entitled to vote at the Annual Meeting. Each holder of record of Common Stock on the record date is entitled to one vote for each share of Common Stock so held. In addition, the Company holds 15,856 shares of Common Stock as Treasury Stock.

     The affirmative vote of a majority of the shares represented at the Annual Meeting is required for the election of Class I Directors, Item 1. Abstentions and broker non-votes will not be counted as votes For or Against.

     The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with the instructions given. If no instructions are given and the proxy is executed, the shares will be voted FOR
Item 1. The Board of Directors knows of no other matters for consideration at the meeting. If any other matters are properly presented, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table lists, as of March 26, 1999, information relating to the ownership of the Company's Common Stock by each Director and each Executive Officer named in the Summary Compensation Table and by all Directors and Executive Officers as a group. Each individual exercises sole voting and investment power over all of the shares of Common Stock beneficially owned, except as noted below.

                                                                                  AMOUNT AND
                                                                                   NATURE OF     PERCENTAGE OF
                                                                                  BENEFICIAL      OUTSTANDING
                NAME                                POSITION(S)                    OWNERSHIP        SHARES
------------------------------------ ----------------------------------------- ---------------- --------------
Nordahl L. Brue .................... Director                                    3,016 (1)            *
William H. Bruett .................. Director                                    2,100                *
Merrill O. Burns ................... Director                                    2,119                *
Lorraine E. Chickering ............. Director                                      621                *
John V. Cleary ..................... Director                                    2,927                *
David R. Coates .................... Nominee                                     3,000                *
Christopher L. Dutton .............. President and Chief                         3,210 (2)            *
                                     Executive Officer and Director
Richard I. Fricke .................. Director                                    4,000 (3)            *
Euclid A. Irving ................... Director                                      786                *
Martin L. Johnson .................. Director                                    1,379                *
Ruth W. Page ....................... Director                                    1,320 (4)            *
Thomas P. Salmon ................... Chairman of the Board                       1,441                *
Richard B. Hieber(5) ............... Senior Vice President                       2,383                *
Stephen C. Terry ................... Senior Vice President                       3,255 (6)            *
Edwin M. Norse(7) .................. Vice President, Chief Financial Officer       747                *
                                     and Treasurer
Jonathan H. Winer .................. President, Mountain Energy, Inc.            1,868 (8)            *
All Directors and
 Executive Officers as a Group .....                                            42,361                *

----------
*    Less than one percent

(1) Mr. Brue owns 2,827 of these shares directly. The remaining 189 shares are owned by Mr. Brue's children. Mr. Brue disclaims any other beneficial interest in the 189 shares owned by his children.

(2) Mr. Dutton owns 3,118 of these shares directly. The remaining 92 are owned by Mr. Dutton's children for whom Mr. Dutton's wife serves as custodian; Mr. Dutton disclaims any other beneficial interest in the 92 shares owned by his children.

(3) Mr. Fricke owns 3,500 of these shares directly. His wife owns the remaining 500 of these shares; Mr. Fricke disclaims any other beneficial interest in the 500 shares owned by his wife.

(4) Mrs. Page owns 1,120 of these shares directly. Her husband owns the remaining 200 of these shares; Mrs. Page disclaims any other beneficial interest in the 200 shares owned by her husband.

(5)  Mr. Hieber left the employment of the Company on December 31, 1998.

(6) Mr. Terry owns 3,225 of these shares directly. His wife owns the remaining 30 of these shares; Mr. Terry disclaims any other beneficial interest in the 30 shares owned by his wife.

(7)  Mr. Norse retired from the Company on December 31, 1998.

(8) Mr. Winer owns 1,860 of these shares directly. The remaining 8 shares are owned by Mr. Winer's daughter for whom Mr. Winer serves as custodian; Mr. Winer disclaims any other beneficial interest in the 8 shares owned by his daughter.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's Directors and Executive Officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership (Form
5) and changes in ownership (Form 4) of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock

Exchange. Based on a review of those reports and written representations from the Directors and Executive Officers, the Company believes that during 1998, all requirements have been complied with except that one transaction was not timely reported. Lorraine E. Chickering, a Class III Director, inadvertently failed to file a report on Form 4 concerning the purchase of 180 shares of Common Stock. However, the transaction has been reported on her annual Form 5.


                          ITEM 1. ELECTION OF DIRECTORS

     The Board has eleven members divided into three classes. Directors in each class serve for three year terms and at each annual meeting, the term of one class expires. Mr. Richard I. Fricke, who has served your Company as a Class I director since 1984, has decided to retire and will not stand for reelection. We would like to take this opportunity to thank Mr. Fricke for his many years of service to the Company. The Board has approved the nomination of David R. Coates to fill Mr. Fricke's seat on the Board. The directors being nominated to serve as Class I Directors are William H. Bruett, David R. Coates, Martin L. Johnson and Thomas P. Salmon.

     Directors will be elected by a majority of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the 2002 Annual Meeting and until their successors are duly elected and qualified.

     The following table lists each nominee and each continuing Director, their principal occupation for the last five years, age and length of service as a Director.


                                     CLASS I
                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                             (TERM EXPIRING IN 2002)

                                                                                          DIRECTOR
                                                                                           SINCE
                                                                                         ---------
William H. Bruett     Senior Vice  President,  Group Product  Manager of PaineWebber,     1986
                      Inc. since 1990; Director of PaineWebber Trust Co. and Chairman of PaineWebber International Bank Ltd., London, subsidiaries of
                      PaineWebber Group, Inc., since 1990. (55)

David R. Coates       Retired Partner,  KPMG Peat Marwick;  Partner KPMG Peat Marwick
                      from 1987 to 1993;  Business  Consultant and Advisor;  Chair of
                      the Key Bank District Board of Directors  since 1995;  Director of National  Life of Vermont,  of Union  Mutual Fire  Insurance
                      Company,  and of  Quebecor  Printing  (USA) Corporation; Member
                      of the Governor's Council of Economic Advisors, of the State of
                      Vermont's Debt Affordability Advisory Committee, and of Vermont
                      Municipal Bond Bank and Chair of the Vermont Economic  Progress
                      Council. (61)

Martin L. Johnson     Chairman  and  majority  owner  of The  Johnson  Company,  Inc.      1991
                      (environmental science and engineering consultants) since 1978;
                      Secretary  of the  State of  Vermont  Agency  of  Environmental
                      Conservation from 1973 to 1978. (71)

                                                                                          DIRECTOR
                                                                                           SINCE
                                                                                         ---------
Thomas P. Salmon      Chairman of the Board of the Company  since 1983;  President of     1978
                      the University of Vermont from 1993 to 1997;  Interim President of the  University  of Vermont  from 1991 to 1993;  Of Counsel,
                      Salmon  and  Nostrand,   Attorneys,   Bellows  Falls,  Vermont;
                      Governor of the State of Vermont  from 1973 to 1977;  Member of
                      the  Governor's   Council  of  Economic  Advisors  since  1991;
                      Director of Vermont  Electric Power Company,  Inc., of National
                      Life Insurance Company, of Union Mutual Insurance Company,  and
                      of BankNorth  Group,  Inc., and member of the Board of Trustees of Middlebury College. (66)


THE BOARD RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE.

                              CONTINUING DIRECTORS
                                    CLASS II
                    (TERM EXPIRES AT THE 2000 ANNUAL MEETING)

Merrill O. Burns      Partner,  Mitchell  Madison  Group  (consultants)  since  1996;     1988
                      Senior  Vice  President  and  Executive  Corporate  Development
                      Officer, BankAmerica Corporation from 1991 to 1996. (52)

Christopher L. Dutton President,   Chief  Executive   Officer  and  Chairman  of  the     1997
                      Executive  Committee of the Company  since  August  1997;  Vice
                      President, Finance and Administration,  Chief Financial Officer
                      and  Treasurer  from 1995 to 1997;  Vice  President and General
                      Counsel from 1993 to 1995; Vice President,  General Counsel and
                      Corporate  Secretary  from 1989 to 1993;  Director  of  Vermont
                      Yankee Nuclear Power Corporation, and of Vermont Electric Power
                      Company, Inc.; Member of Vermont Business Roundtable. (50)

Ruth W. Page          Writer,  Editor  and  Radio  Commentator;  past  member  of the     1985
                      Northeast  Energy  Council of the United  States  Department of
                      Energy. (78)


                                    CLASS III
                    (TERM EXPIRES AT THE 2001 ANNUAL MEETING)

Nordahl L. Brue       Chairman and Chief Executive Officer of Bruegger's  Corporation     1992
                      (quick service  restaurants) since 1997;  Principal,  Champlain
                      Management   Services,   Inc.  (real  estate   development  and
                      management  services)  from 1985 to 1997;  Of Counsel,  Sheehey
                      Brue Gray & Furlong,  P.C., from January 1998 to December 1998;
                      Stockholder  or  Partner,  Sheehey  Brue Gray & Furlong,  P.C.,
                      Attorneys,  Burlington,  Vermont  from 1979 to  December  1997;
                      Member of Vermont  Business  Roundtable  and of the  Governor's
                      Council of Economic Advisors. (54)


Lorraine E. Chickering     President of Public Communications of Bell Atlantic Corporation     1994
                           since August  1997;  President of Public and Operator
                           Services of Bell  Atlantic  Corporation  from 1993 to
                           1997;   Vice  President,   Quality,   1993  and  Vice
                           President,  Operations and  Engineering of Chesapeake
                           and Potomac Telephone  Company,  a subsidiary of Bell
                           Atlantic Corporation, from 1991 to 1993. (48)

John V. Cleary             Retired President and Chief Executive Officer of the Company;       1980
                           Chief Executive Officer, President and Chairman of the Executive
                           Committee of the Company from 1983 to 1993. (70)

Euclid A. Irving           Partner, Paul, Hastings, Janofsky & Walker, LLP, Attorneys, New     1993
                           York, New York, since 1990; member of the Board of Trustees of the University of Virginia Law School Foundation. (46)


                          BOARD COMPENSATION, MEETINGS,
                       COMMITTEES AND OTHER RELATIONSHIPS

COMPENSATION

     Non-employee Directors receive an annual fee of $9,500. In addition to the annual fee, the Chairman of the Board receives $40,000, the Chairmen of the Audit, Compensation, Governance, Special Issues and Subsidiaries Oversight Committees receive $2,500. Directors also receive $650 for each Board, committee or other meeting attended in person or $350 for each meeting attended by telephone or meeting that is held on the same day as another meeting. We reimburse directors for reasonable expenses related to their Board service. Directors may defer all or part of their annual fee and meeting fees under the Director's Deferred Compensation Plan. Deferred amounts earn interest and the Director may determine at the time of the deferral or, in limited instances thereafter, when the funds are to be paid.

BOARD MEETINGS

     In 1998, the Board held a total of nine meetings. Each Director attended not less than 86% of his or her Board and committee meetings.

BOARD COMMITTEES

     THE EXECUTIVE COMMITTEE exercises all the powers of the Board in the management of the current and ordinary business of the Company, except as otherwise provided by law. The Executive Committee held no meetings during 1998.
Members: Christopher L. Dutton, Chairman, William H. Bruett, Merrill O. Burns, John V. Cleary, Richard I. Fricke and Thomas P. Salmon.

     THE AUDIT COMMITTEE annually recommends to the Board the appointment of independent auditors. It also reviews the scope of audits and receives, reviews and takes action deemed appropriate with respect to audit reports submitted and other audit matters. The Audit Committee held two meetings in 1998. All members are non-employee Directors. Members: Richard I. Fricke, Chairman, William H. Bruett, Merrill O. Burns, Lorraine E. Chickering, Euclid A. Irving, Martin L. Johnson and Ruth W. Page.

     THE GOVERNANCE COMMITTEE recommends to the Board persons selected by the Committee for nomination to the Board. It also reviews organizational plans and activities to assure the development and continuity of management leadership and oversees the proper governance of the Company. The Governance Committee held two meetings in 1998. Members: William H. Bruett, Chairman, Nordahl L. Brue, John V. Cleary, Christopher L. Dutton, Martin L. Johnson, Ruth W. Page and Thomas P.
Salmon. The Governance Committee will consider nominees recommended by shareholders. Names should be forwarded to the Corporate Secretary, Green Mountain Power Corporation, 163 Acorn Lane, Colchester, Vermont, 05446, who will submit them to the Governance Committee for its consideration.

     THE COMPENSATION COMMITTEE is charged with the responsibility of reviewing and making recommendations to the Board regarding the annual salaries of officers and incentive awards to officers and key management personnel. It also recommends to the Board any needed revisions to the compensation of officers and assists the Board in discharging its responsibilities in connection with the compensation of officers. The Compensation Committee held three meetings in 1998. All members are non-employee Directors. Members: Merrill O. Burns, Chairman, William H. Bruett, Lorraine E. Chickering, Richard I. Fricke, Euclid
A. Irving and Thomas P. Salmon.

     THE SPECIAL ISSUES COMMITTEE addresses unusual, extraordinary or miscellaneous issues that confront the Company from time to time. The Special Issues Committee held four meetings in 1998. Members: John V. Cleary, Chairman, Nordahl L. Brue, Christopher L. Dutton, Euclid A. Irving and Thomas P. Salmon.

     THE SUBSIDIARIES OVERSIGHT COMMITTEE oversees the non-utility operations of the Company. The Subsidiaries Oversight Committee held seven meetings in 1998.
Members: Martin L. Johnson, Chairman, and Euclid A. Irving.

     THE STRATEGIC FINANCIAL ADVISORY COMMITTEE, formed in October 1998, considers the current acute financial issues confronting the Company and reviews appropriate financial strategies presented by management, reporting any recommendations to the Board. The Strategic Financial Advisory Committee held two meetings in 1998. Members: William H. Bruett, Chairman, Nordahl L. Brue, John V. Cleary, and Euclid A. Irving.


OTHER RELATIONSHIPS

     Nordahl L. Brue, a Class III Director, was of counsel to the law firm of Sheehey Brue Gray & Furlong, P.C. until December 1998. In 1998 and prior years, we have retained the services of Sheehey Brue Gray & Furlong, P.C. as special counsel and have continued to retain the newly renamed firm of Sheehey Furlong Rendall & Behm, P.C. to represent the Company in certain matters during 1999. The Company paid Sheehey Brue Gray & Furlong, P.C. $519,832 for legal services rendered in 1998.

     Martin L. Johnson, a nominee for Director, is Chairman and majority owner of The Johnson Company, Inc., an environmental science and engineering consulting firm. The Company paid The Johnson Company, Inc. $35,368 to assist with environmental matters in 1998.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table summarizes the compensation the Company paid the President and Chief Executive Officer and each of the four other most highly compensated executive officers as of the end of 1998, 1997, and 1996.


                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                        ANNUAL COMPENSATION (1)                AWARDS
                                               -----------------------------------------   -------------
                                                                               OTHER         RESTRICTED
                                                              INCENTIVE       ANNUAL           STOCK         ALL OTHER
                                                               AWARDS      COMPENSATION       AWARD(S)      COMPENSATION
    NAME AND PRINCIPAL POSITION        YEAR       SALARY         (2)            (3)             (4)              (5)
-----------------------------------   ------   -----------   ----------   --------------   -------------   --------------
 Christopher L. Dutton                1998      $ 213,231           0         $ 1,384                0         $5,649
  President and Chief Executive       1997      $ 160,525           0         $ 2,001                0         $5,392
  Officer                             1996      $ 129,654     $21,340         $ 1,774         $ 10,670         $4,466

 Richard B. Hieber(6)                 1998      $ 197,615           0         $   425                0         $4,540
  Senior Vice President and           1997      $ 155,138           0         $   186                0         $4,124
  Chief Operating Officer             1996      $  44,615     $67,798         $10,478         $  3,899              0

 Stephen C. Terry                     1998      $ 152,308           0         $ 1,305                0         $4,110
  Senior Vice President,              1997      $ 138,578           0         $ 1,931                0         $4,663
  Corporate Development               1996      $ 130,539     $21,494         $ 1,682         $ 10,747         $4,422

 Edwin M. Norse(7)                    1998      $ 139,635           0         $ 1,315                0         $  596
  Vice President, Chief Financial     1997      $ 141,039           0         $ 2,011                0         $4,564
  Officer and Treasurer               1996      $ 146,865     $16,120         $ 1,932         $  8,060         $4,900

 Jonathan H. Winer                    1998      $ 127,404           0         $   321                0         $3,151
  President, Mountain Energy,         1997      $ 117,229           0         $   446                0         $3,713
  Inc.                                1996      $ 100,481     $25,460         $   531         $  5,092         $3,176

----------
(1) Amounts shown include base salary and variable compensation awards earned by the Officers on the basis of the Company's operating results in 1996 and 1997, as well as amounts earned but deferred at the election of those Officers. No variable compensation awards were made in 1997. We anticipate that no variable compensation awards will be given for 1998 based on the Company's 1998 financial performance. See Compensation Committee Report on Executive Compensation.

(2) In 1994, the Company adopted the Compensation Program for Officers and Certain Key Management Personnel (the "Compensation Program"). Payments made in the last three years under the Compensation Program based on the Company's and the participants' performance in those years, and certain other payments, are set forth in the Incentive Awards column of this Summary Compensation Table. In 1996, the amount in the incentive awards column for Mr. Hieber includes a signing bonus of $60,000. No variable compensation awards were made in 1997 nor do we expect any variable compensation awards to be made for 1998. See Compensation Committee Report on Executive Compensation.

(3) The 1996, 1997 and 1998 amounts shown in this column represent dividends paid on restricted shares awarded under the Compensation Program. The 1996 total for Mr. Hieber is reimbursement of moving expenses. The 1998 amounts for Messrs. Dutton and Hieber include interest on deferred compensation for amounts above 120% of the applicable federal long-term interest rate.

(4) The restricted share awards for 1996 were made in accordance with the Compensation Program and are reflected at the fair market value of the shares on the date of grant, without consideration of restrictions on the shares. No restricted share awards were made for 1997, and we anticipate that no variable compensation awards will be made based on the Company's 1998 financial performance. See Compensation Committee Report on Executive Compensation. Quarterly dividends are paid on the shares and reported as part of Other Annual Compensation. At December 31, 1998, the aggregate number of shares and the value of all restricted stock holdings, based on the market value of the shares at December 31, 1998, without giving effect to the diminution of value attributed to the restrictions on such stock, of Messrs. Dutton, Terry, and Winer, respectively, were 1,398 shares, $14,679; 1,356 shares, $14,238; and 334 shares, $3,507. Messrs. Hieber and Norse had no restricted shares at December 31, 1998.

(5) The total amounts shown in this column for the last fiscal year consist of the following:

     (i) Premiums attributable to Company-owned life insurance policies: Mr. Dutton $924; Mr. Hieber $1,265; Mr. Norse $596; Mr. Terry $752; and Mr. Winer $338.

     (ii) Company matching  contributions to the Employee Savings and Investment
          Plan: Mr. Dutton $4,725; Mr. Hieber $3,275; Mr. Norse $0; Mr. Terry $3,358; and Mr. Winer $2,813.

(6)  Mr. Hieber left the employment of the Company on December 31, 1998.

(7)  Mr. Norse retired from the Company on December 31, 1998.

VARIABLE COMPENSATION AWARDS FOR 1998 PERFORMANCE

     As of the date hereof, the Compensation Committee of the Board has not made a formal recommendation to the Board of Directors for variable compensation awards based on 1998 performance. However, we anticipate that no variable compensation awards will be paid to the Officers under the Compensation Program for 1998 based on the Company's 1998 financial performance. See Compensation Committee Report on Executive Compensation.


                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board is comprised only of non-employee Directors. The Committee is responsible for:

     o    recommending executive compensation plans to the Board;

     o    administering executive compensation plans as authorized by the Board;

     o recommending compensation levels for the Officers of the Company, including the Chief Executive Officer;

     o reviewing and making recommendations to the Board regarding incentive awards pursuant to the Compensation Program for Officers and Certain Key Management Personnel; and

     o considering all executive compensation issues and recommending such issues to the Board for approval.

     This is the report of the Committee describing the Compensation Program and the basis upon which the 1998 compensation determinations were made. We have not made any recommendations as of this date regarding variable compensation to be awarded for 1998. However, we anticipate that no variable compensation awards will be made under the Compensation Program based on the Company's 1998 financial performance.


COMPENSATION PHILOSOPHY

     It is our philosophy that executive compensation should be competitive in the marketplace, aligned with corporate performance, and promote the strategic objectives of the Company. Specifically, base compensation for executives should compare favorably with organizations competing for similar talent. Variable compensation should provide an opportunity for officers and other key management personnel to share in the success of the Company by tying a portion of compensation to corporate performance results; should encourage a longer-term view by paying part of an earned variable compensation award in Common Stock that is subject to five-year restriction and forfeiture provisions; and should foster and reinforce teamwork among officers and other key management personnel. The Compensation Program for Officers and Certain Key Management Personnel is designed to meet these objectives. It is comprised of two components: base salary and variable compensation, which are described below.


BASE SALARY

     Base salaries under the Compensation Program are intended to provide a competitive rate of fixed compensation. Base salary levels are assessed by compiling and analyzing salary information from various survey sources. Survey sources include the Mercer Finance, Accounting & Legal Compensation Survey, the Watson Wyatt World Wide Top Management Report, and the Edison Electric Executive Compensation Survey. We select companies from the surveys which are of similar size or have other operating characteristics similar to the Company. We believe these companies are representative of the Company's main competition for executive talent. Consequently, the compensation survey groups include companies that are different from the companies in the Edison Electric Institute 100 and the S&P 500 Composite Index used for the Performance Graph.

     Base salaries are intended to be managed within a plus or minus 10% range around the market mean of base salaries for similar positions, as determined from the survey analysis. The market mean and the range may or may not change from year to year depending on movement in the market and, therefore, base salaries may not be increased annually. Actual base compensation within the market range depends on internal equity, overall scope of responsibilities of the position, recruitment needs, and significant individual performance variations.

     The market ranges have been grouped into three organization bands (in lieu of job grades). These bands may be modified from time to time by direction of the Board or the Chief Executive Officer. These bands reflect functional similarities of the positions and their impact on the organization. The band assignments are determined on the basis of survey data and the functions of the position. During 1998, Band A consisted of the President and Chief Executive Officer; Band B consisted of Senior Vice Presidents, Vice Presidents and the General Counsel; and Band C consisted of all other Executive Officers and key management personnel.


VARIABLE COMPENSATION

     Subject to certain limitations related to earnings, the level of total shareholder return achieved, and payment of dividends, each Executive Officer and other key management personnel covered by the Compensation Program are eligible to earn additional compensation under the Compensation Program when the Company's performance meets or exceeds various objectives. The purpose of the variable compensation component is to tie compensation directly to the achievement of key corporate-wide objectives. Awards earned are paid in cash, stock grants and restricted stock grants. Each organization band has a different variable compensation opportunity with threshold, target and maximum percentage requirements, as set forth below.


                                   AWARD TABLE

                        VARIABLE COMPENSATION OPPORTUNITIES
          BAND            AS A PERCENTAGE OF BASE SALARY
          -----------   -----------------------------------
                         THRESHOLD     TARGET      MAXIMUM
                        -----------   --------   ----------
          A .........       25.0%       50%          75.0%
          B .........       17.5%       35%          52.5%
          C .........       12.5%       25%          37.5%


     Corporate performance measures have been established for purposes of generating the variable compensation award. The measures used to determine variable compensation are: Return on Equity; Total Shareholder Return; Rates; Customer Satisfaction; and Reliability. These measures are expected to remain substantially the same from year-to-year. They may change, however, as the Company revisits its strategic and operational plans. Performance objectives associated with these measures are established by the Committee for each fiscal year with set threshold, target and maximum limits and reviewed by the Board.

     After the close of each year, the Committee, with input from the Chief Executive Officer, determines the degree to which these performance objectives were accomplished, to ascertain if variable compensation awards are to be paid. If the threshold level of performance is not met, an award will not be paid with respect to that specific performance measure. Individual performance may be taken into consideration in determining the final award.

     An award earned for Band A individuals is paid as follows: one-fourth in cash, one-fourth in stock grants and one-half in restricted stock grants. For Band B and C individuals, the award is paid one-third in cash, one-third in stock grants and one-third in restricted stock grants.


COMPENSATION ACTION

     As described in the 1998 proxy statement, the Company underwent significant management change in late 1997. The senior officers who assumed new and greater levels of responsibility were given salary increases at that time. At our February 1998 meeting, we approved the employment of two additional officers to fill positions that were vacated in late 1997. Base salaries were set using data gathered from the surveys described above and the recommendations provided by the Chief Executive Officer.

     In May 1998, we considered base salary adjustments and ultimately we recommended to the Board that given the financial performance of the Company, base salary increases should not be given at this time. The Board accepted our recommendations and no increases were given to the officers named in this proxy statement. We also determined that based on the Company's performance in 1997, no variable compensation awards would be made for 1997 and we anticipate that there will be no awards made for 1998 under the Compensation Program based on the Company's 1998 financial performance.

     In February 1999, based on the recommendation of the Chief Executive Officer, we approved an increase in the salary of one of the Company's Vice Presidents who had assumed increased duties in light of the departure of other executive management.

     The Company has reviewed its compensation policies and programs in light of
Section 162(m) of the Internal Revenue Code and has determined that Section 162(m) will have no impact on its executive compensation program in 1998 because no Executive Officer will receive compensation for such year in excess of the $1 million threshold.


CHIEF EXECUTIVE OFFICER COMPENSATION

     For the reasons stated above, the Chief Executive Officer did not receive an increase in base salary in 1998 nor did he receive a variable compensation award based on the 1997 financial performance of the Company. We anticipate that there will be no award made for 1998 under the Compensation Program based on the Company's 1998 financial performance.


CONCLUSION

     We believe the Company's executive compensation program appropriately aligns executive compensation to individual and corporate performance and shareholder value, is competitive with the market and is sensitive to the concerns of customers, shareholders, and other constituencies.


                  COMPENSATION COMMITTEE
-----------------------------------------------------------
  William H. Bruett                      Richard I. Fricke
  Merrill O. Burns, Chairman             Euclid A. Irving
  Lorraine E. Chickering                 Thomas P. Salmon

                                PERFORMANCE GRAPH
                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG

GREEN MOUNTAIN POWER CORPORATION, EEI 100 INDEX (UTILITIES) AND S&P 500 INDEX*

                                [GRAPHIC OMITTED]


                1993         1994          1995         1996         1997         1998
                ($)           ($)          ($)           ($)          ($)          ($)
            -----------   ----------   -----------   ----------   ----------   ----------
GMP         100.00         97.37       105.03         98.32        81.21        49.95
EEI 100     100.00         88.43       115.86        117.25       149.34       170.09
S&P 500     100.00        101.36       139.31        171.29       228.44       293.73

     *Assumes $100.00 invested on December 31, 1993 and dividends reinvested. Historical performance does not necessarily predict future results.


                   PENSION PLAN INFORMATION AND OTHER BENEFITS

PENSION PLAN INFORMATION

     All employees are covered by the Employees' Retirement Plan of Green Mountain Power Corporation (the "Retirement Plan") if they have been employed for more than one year. The Retirement Plan is a defined benefit plan providing for normal retirement at age 65. Provided that a participant has at least ten years of continuous service, early retirement may be taken beginning the first day of any month following the attainment of age 55. If retirement occurs prior to age 60, benefits are reduced as shown in the table below:

           AGE AT RETIREMENT     REDUCTION OF BENEFITS
          -------------------   ----------------------
              59                           8%
              58                          16%
              57                          23%
              56                          30%
              55                          37%

     For employees with at least five but less than ten years of continuous service who commence benefits before age 65, benefits are actuarially reduced. If retirement occurs after age 60 and completion of at least 10 years of credited service, the full accrued benefit is payable.

     Retirement benefits are based on final average base compensation and length of service. Final average base compensation is the average of the compensation (limited to base salary for Officers, as shown in the Salary column of the Summary Compensation Table for the Officers named in this proxy statement, and straight-time payroll wages for other employees) for the highest 36 consecutive fiscal months out of the final ten years of employment. The normal retirement benefit is equal to 1.1% of the final average compensation up to the covered compensation amount plus 1.6% of final average base compensation over covered compensation multiplied by each year of credited service up to 35 years. Retirement benefits are not subject to any deductions for Social Security or other offset amounts.

     The following table shows the estimated annual pension benefit payable pursuant to the Retirement Plan to all covered employees, including the Officers named in this proxy statement, for the average compensation and years of service indicated. It assumes retirement at age 65 and an election of a retirement allowance payable as a life annuity. The retirement benefits in connection with the separate life insurance plan referred to below are in addition to those described in the table.


                               PENSION PLAN TABLE

                                           ESTIMATED ANNUAL RETIREMENT BENEFITS
     ANNUAL AVERAGE BASE                   AT NORMAL RETIREMENT AGE OF 65 YEARS
     COMPENSATION HIGHEST                       CREDITED YEARS OF SERVICE*
    36 CONSECUTIVE FISCAL       -------------------------------------------------------------
 MONTHS OF THE LAST 10 YEARS
     PRECEDING RETIREMENT            15          20          25           30       35 & OVER
-----------------------------   ---------   ---------   ----------   ----------  ------------
    ($)                            ($)         ($)         ($)          ($)         ($)
  80,000 ....................     16,860      22,480      28,100       33,720      39,340
  100,000 ...................     21,660      28,880      36,100       43,320      50,540
  120,000 ...................     26,460      35,280      44,100       52,920      61,740
  140,000 ...................     31,260      41,860      52,100       62,520      72,940
  160,000** .................     36,060      48,080      60,100       72,120      84,140

----------
* Credited years of service (including service credited with other companies), as of December 31, 1998, for each of the Officers named in this proxy statement were as follows: C. L. Dutton 13.8 years; R. B. Hieber 1.3 years; E. M. Norse, 27.0 years; S. C. Terry 12.8 years; and J. H. Winer
     14.5 years. Mr. Norse retired from the Company on December 31, 1998. Mr. Hieber left the employment of the Company on December 31, 1998.

**   Compensation cap for 1996 is $150,000; and for 1997 and 1998 is $160,000.


OTHER BENEFITS

SUPPLEMENTAL RETIREMENT PLAN

     In addition to the Retirement Plan described above, all the Officers including the Officers named in this proxy statement participate in a
Supplemental Retirement Plan. The plan provides retirement and survivor's benefits for a period of fifteen years following retirement. The benefits are a percentage of the Officer's final salary:

        44% for the most senior Officer;
        33% for the next most senior Officers; and 22% for the third most senior Officers.

     The retirement benefits are partially covered by the life insurance coverage that we have obtained (see below). The cost of this plan cannot be properly allocated or determined for any one plan participant because of the overall retirement plan assumptions. We are recording the estimated cost of the supplemental retirement plan benefits on a current basis and the income from the life insurance coverage as it is earned.


LIFE INSURANCE PLAN

     The Officers participate in a related life insurance plan. Under this plan, we have purchased insurance on the lives of the Officers to provide preretirement life insurance benefits to them in an amount equal to four times salary for the most senior Officer, three times salary for the next most senior Officers, and two times salary for the third most senior Officers. The life insurance benefits are designed so that the Company does not expect to incur any significant net expense in providing the preretirement insurance plan. The life insurance policies also are intended to cover in part the supplemental retirement benefits described above.


DEFERRED COMPENSATION PLAN

     Officers may participate in a Deferred Compensation Plan under which they may elect to defer a portion of their salaries. Amounts deferred are credited to a separate account for each participant. The balance in a participant's account, plus accrued interest, will be paid to him or her, or to his or her beneficiary according to their election form.


CHANGE OF CONTROL AGREEMENTS

     Change of Control agreements have been executed with ten members of our senior management, including the Officers named in this proxy statement. If within three years following a change of control of GMP, the Officer's employment is involuntarily terminated without cause or is voluntarily terminated by the Officer with good reason, the agreements provide affected individuals with:

     1. Payments of 1.0 or 2.99 times the base salary of the individual;

     2. Continuation for 36 months of health, medical and other insurance programs; and

     3. Payment of an amount equal to the actuarial value of up 36 months of additional credited service under the Retirement Plan.

     As defined in the agreements, "change of control of the Company" will have occurred when:

     1. A person secures ownership of 20% or more of the voting power of the outstanding stock of GMP;

     2. A change in the majority of the Board for two consecutive years, which has not been approved by the Directors in office at the beginning of the period; or

     3. Shareholders approve a merger or consolidation of GMP with another company where the outstanding voting stock of GMP does not continue to represent at least 80% of the combined voting power of GMP or the surviving company.

     Individuals may terminate employment following a change in control "with good reason"if:

     1. The individual is assigned duties inconsistent with the duties before the change in control;

     2. The headquarters are relocated more the 50 miles from the present location;

     3. The individual is required to relocate more than 50 miles from the present location;

     4. Compensation or benefits are reduced or adversely affected other than as part of an overall adjustment of executive compensation or benefits;

     5. GMP fails to obtain an agreement from its successor to perform under the change of control agreements;

     6. GMP fails to offer the individual any compensation plan provided to other executives of similar responsibility;

     7. GMP eliminates or materially reduces or jeopardizes the ability of the Company to fulfill its obligations under certain executive benefit plans; or

     8. The executive resigns within the thirty days immediately after the first 12 months following a change of control.

     The Board has limited discretion to determine whether a change of control of GMP has taken place.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     On November 23, 1998, the Board appointed the firm of Arthur Andersen LLP to serve as independent certified public accountants for the calendar year 1999. The appointment was made upon the recommendation of the Audit Committee. Arthur Andersen LLP has audited our accounts continuously since 1988. We expect a representative of Arthur Andersen LLP to attend the meeting, respond to appropriate questions and be given an opportunity to speak if he or she desires.


                       SUBMISSION OF SHAREHOLDER PROPOSALS

     From time to time, shareholders seek to nominate Directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must submit nominations of Directors or proposals, at the appropriate time, in addition to meeting other legal requirements. We must receive proposals for inclusion in the proxy statement for the 2000 annual meeting which is expected to take place on Thursday, May 18, 2000, no later than December 14, 1999. Direct any proposals to the undersigned.


                                 OTHER BUSINESS

     The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                                        By Order of the Board of Directors
                                                DONNA S. LAFFAN
                                                     Secretary


                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                       MAP

================================================================================

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        GREEN MOUNTAIN POWER CORPORATION
                                163 ACORN LANE
                           COLCHESTER, VERMONT 05446


The undersigned hereby appoints Christopher L. Dutton, Michael H. Lipson and Donna S. Laffan as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Green Mountain Power Corporation held of record by the undersigned on March 26, 1999, at the Annual Meeting of Shareholders to be held on May 20, 1999, or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)
================================================================================



================================================================================
                                                                   Please mark
                                                                  your choices X
                                                                     like this

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be vote FOR item 1. Unless authority to vote for any director is withheld, authority to vote for such nominee will be deemed granted.

ITEM 1 -- Election of the following nominees as Directors: Class I: William H. Bruett, David R. Coates, Martin L. Johnson, Thomas P. Salmon, to serve until the 2002 Annual Meeting. Withheld for the following nominee(s) only; print name(s)

                                                                       WITHHELD
                                                               FOR     FOR ALL
                                                               [ ]       [ ]
------------------------------------------------------------

ITEM 2 -- To vote on such other matters as may properly come before the Annual Meeting and any and all adjournments thereof. Management of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in accordance with their best judgment if any other matters are properly brought before the Annual Meeting.


Signature(s)_______________________________________________   Date _____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
================================================================================

================================================================================

P R O X Y                        UMB BANK
        AS TRUSTEE UNDER THE GREEN MOUNTAIN POWER CORPORATION ESIP PLAN

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 20, 1999. The undersigned hereby appoints Christopher L. Dutton, Michael H. Lipson and Donna S. Laffan as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Green Mountain Power Corporation held of record by the undersigned on March 26, 1999, at the Annual Meeting of Shareholders to be held on May 20, 1999, or any adjournment thereof.

                                                                        WITHHELD
                                                                FOR     FOR ALL
                                                               -----    --------
ITEM 1 -- Election of the following nominees as Directors:      [ ]        [ ]

Class 1:  William H.  Bruett,  David R.  Coates,  Martin L.  Johnson,  Thomas P.
      Salmon, to serve until the 2002 Annual Meeting.

Withheld for the following nominees(s) only; print names:

---------------------------------------------

ITEM 2 -- To vote on such other matters as may properly come before the meeting and any and all adjournments thereof.

                          (TO BE SIGNED ON OTHER SIDE)

================================================================================



================================================================================

     Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in accordance with their best judgment if any other matters are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR Item 1. Unless authority to vote for any director nominee is withheld, authority to vote for such nominee will be deemed granted.

                                          -------------------------------------
                                 PLEASE               SIGNATURE
                                 SIGN
                                 HERE
                                          -------------------------------------
                                                      SIGNATURE

                                  Please sign exactly as name appears. If shares are held jointly, any one of the joint owners may sign, Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.

                                  PLEASE  SIGN,   DATE,   AND  MAIL  THIS  PROXY
                                  PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

                                  DATE: __________________________________, 1999

================================================================================

                                                               --------------
                                                                 NO POSTAGE
                                                                  NECESSARY
                                                                  IF MAILED
                                                                    IN THE
                                                                UNITED STATES
                                                               --------------



            ----------------------------------------------------
                               BUSINESS REPLY MAIL
                FIRST CLASS MAIL PERMIT NO. 286  BURLINGTON, VT
            ----------------------------------------------------
                       POSTAGE WILL BE PAID BY ADDRESSEE

             MARSHA LAMORE
             GREEN MOUNTAIN POWER CORPORATION
             P.O. BOX 850
             BURLINGTON, VT 05402-9917

You are invited to join us on May 20, 1999 for Green Mountain Power Corporation's Annual Meeting of Shareholders. Each shareholder is welcome to bring a guest. Please complete and return this card ONLY IF YOU PLAN TO ATTEND. The return of this card is not required for attendance at the meeting, but it will assist us in making the appropriate arrangements.

      Refreshments will be served prior to the Meeting.


      ------------------------------------------------------------------
      Shareholder Name (Please Print)


      ------------------------------------------------------------------
      Shareholder Name (Please Print)


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      Guest (Please Print)


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      Guest (Please Print)


      PLEASE RETURN BY MAY 11, 1999. THANK YOU.